Exhibit 99.1

China Armco Sees Jiangsu Province Power Restrictions to Meet Annual Central Government Energy Usage Targets Negatively Impacting Its Operations

SAN MATEO, CA--(09/10/10) - China Armco Metals, Inc. (AMEX:CNAM), a distributor of imported metal ore and a metal recycler with a new state-of-the-art scrap metal recycling facility in China, today announced that the Jiangsu Provincial Government has scheduled rolling blackouts in September for the Lianyungang enterprise zone where its wholly owned subsidiary, Armet Renewable Resourced Co., Ltd., operates its metal recycling facility.  The power restrictions are being initiated by the province to meet annual central government industrial energy usage targets.

The energy restrictions will significantly reduce our recycling capabilities in the fourth quarter which is expected to impact its revenue in 2010 by as much as $40 million.  This has caused management to revise its financial guidance for the full year of 2010 which is now expected to exceed $140 million with net income exceeding $8 million.

Commenting on the announcement, Mr. Kexuan Yao, CEO and Chairman of China Armco Metals, Inc., stated "While the government’s decision to restrict power will negatively impact our performance over the course of this month, we believe our recycling operations will quickly recover following this interruption as we ramp up our production utilization rates.  With current steel prices remaining favorable to our operations, we see a strong outlook for the quarters ahead after this short term interruption is behind us.”

About China Armco Metals, Inc.

China Armco Metals, Inc. is engaged in the sale and distribution of metal ore and non-ferrous metals throughout the PRC and has entered the recycling business with the recent launch of operations of a 1-million ton per year shredder and recycler of metals located on 32 acres of land acquired by China Armco. China Armco maintains customers throughout China which includes the fastest growing steel producing mills and foundries in the PRC. Raw materials are supplied from global suppliers in India, Hong Kong, Nigeria, Brazil, Turkey, and the Philippines. China Armco's product lines include ferrous and non-ferrous ore, iron ore, chrome ore, nickel ore, magnesium, copper ore, manganese ore and steel billet. The recycling facility is expected to be capable of recycling one million metric tons of scrap metal per year which will position China Armco as one of the 10 largest recyclers of scrap metal in China. China Armco estimates the recycled metal market in China as 70 million metric tons. For more information about China Armco, please visit http://www.armcometals.com.

Safe Harbor Statement

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Armco Metals, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations regarding our revenues, net income, earnings and production related to our scrap metal recycling operations and the extent of government imposed blackouts and the impact on our recycling operations. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by our partner's ability to complete its obligations to source various minerals and ores within acceptable specifications, demand and fluctuations in the prices of those minerals and ores, our ability to resell any sourced minerals and ores at current market prices and on favorable terms, our ability to finance the purchase price of any minerals and ores, and the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2009.

Contact:

Contact:
China Armco Metals, Inc.
Richard Galterio U.S. Representative
954-363-7333
ir@armcometals.com